Exhibit 10.11

Executive Officer Severance Pay Policy (US Executives Only)
(Effective December 10, 2025)
The Company recognizes that it is usually difficult for executive officers whose employment is terminated involuntarily to obtain a position comparable to the one he or she has with the Company. In view of this, any executive officer who is terminated involuntarily, except if terminated for disciplinary reasons, will be entitled to receive severance pay equal to one year’s base salary, employer benefit premium payments/reimbursement for one year, outplacement assistance for one year, and pro-rated vesting of Performance Stock Units (PSUs) based on the actual attainment of the performance goals as assessed after the Performance Period, provided that (1) the executive releases all claims that he or she may have against the Company, (2) enters into a one year non-compete agreement (where enforceable), (3) agrees not to solicit employees for a period of one year, and (4) agrees not to disparage the Company.
The Company, at its sole discretion, may elect to make the severance payment in equal payments over a 12-month period or in a single lump sum.